                                                                Exhibit 99(P)(1)

                             PENN SERIES FUNDS, INC.

                                 CODE OF ETHICS

Penn Series Funds, Inc. (the "Company"), is confident that its Directors, Officers and other personnel act with integrity and good faith. The Company recognizes, however, that personal interests may conflict with the Company's interests where Officers, Directors and certain other persons:

        o know about present or future securities transactions of the Company; or

        o       have the power to influence securities transactions of Company;
                and

        o       engage in securities transactions in their personal account(s).

In the interest of preventing conflicts of interest, and as required by Rule 17j-1(b)(1) under the Investment Company Act of 1940, as amended, the Company has adopted this Code of Ethics.

1.      ABOUT THIS CODE OF ETHICS

        a.      WHAT DOES THE CODE DO?

                o       The Code sets forth our commitment to ethical standards.

                o The Code sets forth specific principles and prohibitions regarding personal securities transactions, including the writing of an option to purchase or sell a security.

                o The Code sets forth, in Appendix A, securities reporting requirements that apply to access persons other than Independent Directors.

                o The Code sets forth, in Appendix B, limited securities reporting requirements that apply to Independent Directors.

        b.      WHO IS COVERED BY THE CODE?

                o Directors (including Independent Directors) and Officers of the Company.

                o       Certain employees of the Company.

        c.      READING THE CODE

                Words appearing in the Code which are underlined are defined in Appendix C. The word "you" refers to persons who are covered by the Code.

2.      STATEMENT OF GENERAL PRINCIPLES AND COMMITMENT TO ETHICAL CONDUCT

        In recognition of the trust and confidence placed in the Company by its shareholders, and because the Company believes that its operations should benefit its shareholders, the Company has adopted the following universally applicable principles.

        a. The interests of the Company's shareholders are paramount. Shareholder interests must be placed before personal interests.

        b. You must accomplish securities transactions in a manner that avoids a conflict between personal interests and those of the Company and its shareholders.

        c. You must avoid actions or activities that allow (or appear to allow) you or your family to benefit from your position with the Company, or that bring into question your independence or judgment.

        d.      You must comply with applicable Federal securities laws.

        e. You must commit to the highest ethical standards of conduct premised on the fundamental principles of openness, integrity, honesty and trust.

        f. You must promptly report any violations or suspected violations of this Code of Ethics to the Chief Compliance Officer.

3.      GENERAL PROHIBITIONS MANDATED BY LAW

        You may not, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by the Company:

        a.      Employ any device, scheme or artifice to defraud the Company;

        b. Make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

        c. Engage in any act, practice or course of business which would operate as a fraud or deceit upon the Company; or

        d.      Engage in any manipulative practice with respect to the Company.

4.      PROHIBITION AGAINST MARKET TIMING

        Access persons are strictly prohibited from engaging in market timing activities with respect to Fund Shares. Generally, "market timing" is the practice of exploiting inefficiencies in the way mutual funds value their portfolio securities. It often is characterized as a purchase of shares on day one followed by a redemption of shares on day two. While this is true in many cases, a mutual fund can be "timed" even if several days, even weeks, pass between a purchase and redemption. This Code contains procedures reasonably designed to prevent access persons from engaging in market timing with respect to Fund Shares. Because Fund Shares are available only through certain variable life and variable annuity products and certain retirement-type plans (such as 401(k) plans), the requirements of this Code pertaining to Fund Shares extend to transactions made through those products and plans. Specifically, access persons (other than Independent Directors) are required to obtain prior clearance before they engage in any Transaction Directly or Indirectly Involving the Purchase or Sale of Fund Shares. In addition, such Transactions and holdings of Fund Shares must be reported to the Chief Compliance Officer in accordance with Appendix A to this Code.

        Access persons also are prohibited from engaging in market timing activities with respect to other mutual funds. In addition to facing severe personal penalties, the access person's activities could tarnish the reputation of the Company, its Adviser and The Penn Mutual Life Insurance Company, the Adviser's parent company. Under such circumstances, appropriate disciplinary action will be taken.

5. PRE-CLEARANCE OF PERSONAL TRANSACTIONS DIRECTLY OR INDIRECTLY INVOLVING THE PURCHASE OR SALE OF FUND SHARES

        a. Access persons (other than Independent Directors) shall obtain prior clearance from the Chief Compliance Officer before engaging in any Transaction Directly or Indirectly Involving the Purchase or Sale of Fund Shares. Prior clearance is not required for any such Transaction if:

                (i) the Transaction is effected in any account over which the access person has no direct or indirect influence or control;

                (ii)    the Transaction is non-volitional; or

                (iii) the Transaction is part of or effected pursuant to an automatic investment plan, except that the access person shall request prior clearance for any change in the frequency/amounts of investments made pursuant to such a plan.

        b. In determining whether to grant prior clearance, the Chief Compliance Officer shall determine, to his or her satisfaction, that the Transaction Directly or Indirectly Involving the Purchase or Sale of Fund Shares is not being made for the purpose of "market timing." In making this determination, the Chief Compliance Officer may consider, among other factors:

                (i) whether the Transaction is consistent with any stated market timing policy or procedure, including those: (a) adopted by the Company and disclosed in its prospectus;
                        (b) in the case of a variable insurance product, disclosed in the applicable contract and/or prospectus or other offering document; and (c) in the case of retirement-type plans, disclosed in plan documents that are required to be delivered to plan participants;

                (ii) the access person's history of Transactions Directly or Indirectly Involving the Purchase or Sale of Fund Shares for the three month period immediately preceding the date of the request for prior clearance;

                (iii) the types of securities in which a particular portfolio of the Company invests and whether that particular portfolio is more likely than others to be susceptible to market timing activity (e.g., a portfolio that invest significant portions of its assets in securities that trade in foreign markets, high yield bonds or small-cap securities);

                (iv) whether there has been an event that could call into question the reliability of the prices used by the Company to value its portfolio securities (e.g., in the case of a portfolio of the Company investing a significant portion of its assets in securities that trade in foreign markets, a significant increase or decrease in one or more indices that track U.S. securities markets); and

                (v) the time of day the request for prior clearance is submitted to the Chief Compliance Officer.

        c. Requests for prior clearance may be made to the Chief Compliance Officer in person, by telephone or electronic mail. The request shall identify the portfolio of the Company and the dollar amount of the Transaction. The Chief Compliance Officer shall record the request on a Pre-clearance Request Form, a copy of which is attached as Appendix D.

                The Chief Compliance Officer shall inform the access person whether the prior clearance request was granted or denied. The determination of the Chief Compliance Officer to deny prior clearance shall be conclusive and binding. If prior clearance is granted, it shall remain in effect only for the day on which it was granted. If prior clearance for a Transaction has been denied and the access person continues to desire to engage in that same Transaction, the access person shall submit a request for prior clearance on the following business day (or such other business day of the access person's choosing).

6. PRIOR APPROVAL OF AN ACCESS PERSON'S PURCHASES OF SECURITIES OFFERED IN INITIAL PUBLIC OFFERING OR LIMITED OFFERING

        a. Access persons (other than Independent Directors) must obtain prior clearance from the Chief Compliance Officer before directly or indirectly purchasing any security offered in an initial public offering or a limited offering for an account in which they have (or by reason of such transaction will acquire) any beneficial ownership or which they control. The Chief Compliance Officer shall not pre-clear the proposed purchase of such security if, among other factors, the investment opportunity should be reserved for the Fund or if the opportunity is being offered to the individual by virtue of his or her position with the Company, the Adviser or any affiliate of the Adviser. Access persons who receive pre-clearance to purchase such security must agree to disclose the investment when they play a part in any subsequent consideration by the Adviser of an investment in the issuer of the security for the Fund. Information disclosed in connection with subsequent consideration of an investment in the issuer of the security shall be independently reviewed by access persons with no personal interest in the issuer.

        b. Requests for pre-clearance may be made to the Chief Compliance Officer in person, or by telephone or electronic mail. The request shall identify the security being offered in the initial public offering or limited offering and state the principal amount or number of shares of the security proposed to be purchased or sold. The Chief Compliance Officer shall record the request on a Pre-clearance Request Form, a copy of which is attached as Appendix C.

7.      RESTRICTION ON PURCHASE OR SALE OF SECURITIES BY ACCESS PERSON

        You may not knowingly purchase or sell, directly or indirectly, any security in which you have (or by reason of such transaction will acquire) any beneficial ownership on the same day the same (or a related) security is being purchased or sold by the Company, except a security may be purchased or sold in the following circumstances:

        a. Purchase or sale of a security effected in any account over which the access person has no direct or indirect influence or control;

        b.      Purchase or sale of a security which is non-volitional;

        c. Purchase or sale of a security effected pursuant to an automatic investment plan; or

        d. Purchase of a security effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

8.      LIMITS ON ACCEPTING OR RECEIVING GIFTS

        You may not accept or receive any gift of more than de minimis value from any person or entity in connection with the Company's entry into a contract, development of an economic relationship, or other course of dealing by or on behalf of the Company.

9. INTERRELATIONSHIP BETWEEN THE CODE OF ETHICS OF THE COMPANY AND THE CODE OF ETHICS OF THE ADVISER

        a.      GENERAL PRINCIPLE

                Any access person under the Code of Ethics of the Company who is also an "access person" under the Code of Ethics of the Adviser, is required to --

                (i) obtain prior clearance for Transactions Directly or Indirectly Involving the Purchase or Sale of Fund Shares;

                (ii) obtain prior clearance for purchases of securities offered in initial public offering or limited offering; and

                (iii)   report securities transactions and holdings --

                in accordance with the Adviser's Code of Ethics.

        a.      PROCEDURES

                The Adviser shall:

                (i) deliver to the Company the Code of Ethics of the Adviser;

                (ii) deliver to the Company in writing any material amendments to the Code of Ethics of the Adviser promptly after the adoption of such amendments, but in no event later than six months after such adoption;

                (iii) immediately furnish to the Company, without request, information regarding any material violation of the Code of Ethics of the Adviser by any person; and

                (iv) promptly furnish to the Company, upon request, copies of any reports made under its Code in reliance on Section 9(a) above.

10.     REVIEW AND ENFORCEMENT OF THIS CODE OF ETHICS.

        a.      THE CHIEF COMPLIANCE OFFICER'S DUTIES AND RESPONSIBILITIES

                (i) With respect to each access person who submits a security transaction report to the Chief Compliance Officer, as soon as practicable after each calendar quarter the Chief Compliance Officer will prepare a list of all purchases and sales of securities during the quarter by such access person that are the same securities as (or related to) the securities purchased or sold by portfolios of the Company during the quarter and during the 30 days before and after the quarter (the "Monitoring List"). The Monitoring List will show the date of the transaction, the name of the security, and the number of shares or dollar amount of the security, for each access person and each Company portfolio. The Chief Compliance Officer will provide the Monitoring List to the President of the Company for general monitoring purposes.

                (ii) The Chief Compliance Officer will report his or her own securities transactions to the President of the Company on a quarterly basis, who shall perform the duties of the Chief Compliance Officer with respect to securities transactions so reported. In addition, the Chief Compliance Officer will submit his or her annual holdings reports to the President of the Company.

        b.      SANCTIONS

                If you violate the Code, the President, in consultation with the Fund's Chief Compliance Officer, will impose upon you such sanctions that the President deems appropriate. The Chief Compliance Officer will report the violation and the sanction imposed to the Company's Board of Directors at the next regularly scheduled board meeting unless, in the sole discretion of the President, circumstances warrant an earlier report.

11.     RECORDKEEPING

        The Company will maintain records as set forth below. These records will be maintained in accordance with Rule 17j-1 and Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the U.S. Securities and Exchange Commission.

        a. A copy of this Code and any other code of ethics of the Company, which at any time within the past five years has been in effect, will be preserved in an easily accessible place;

        b. A list of all persons who are, or within the past five years have been, required to submit reports under this Code or responsible for reviewing such reports will be maintained in an easily accessible place;

        c. A copy of each report made by each access person under this Code (i.e., initial and annual holdings reports and quarterly transaction reports) or, with respect to a quarterly transaction report, the information provided in lieu of such report, will be preserved for a period of not less than five years from the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place.

        d. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurred.

        e. A copy of each annual report to the Board required by Section 12(c) of the Code will be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

        f. A record of any decision, and the reasons supporting the decision, to approve the acquisition by an access person of securities in an initial public offering or in a limited offering for at least five years after the end of the fiscal year in which the approval is granted.

12.     MISCELLANEOUS

        a.      CONFIDENTIALITY

                All personal security transactions reports and any other information filed with the Company under this Code will be treated as confidential, provided that such reports and related information may be provided to the U.S. Securities and Exchange Commission and other regulatory agency upon their request.

        b.      INTERPRETATION OF PROVISIONS

                The Chief Compliance Officer of the Company may from time to time adopt such interpretations of this Code as he/she deems reasonable and appropriate, consistent with all applicable laws and regulations.

        c.      ANNUAL ISSUES AND CERTIFICATION REPORT

                At least once a year, the management of the Company will provide the Board of Directors with a written report that:

                (i) certifies to the Board that the Company has adopted measures necessary to prevent its access persons from violating the Code; and

                (ii) describes issues that arose during the previous year under the Code or procedures thereto, including any material Code or procedural violations, and any resulting sanctions.

        d.      NOTIFICATION OF REPORTING OBLIGATION

                The Chief Compliance Officer of the Company will identify all access persons who are required to make reports under the Company's Code of Ethics and will inform such access persons of their reporting obligation.

        e.      DISTRIBUTION OF CODE OF ETHICS AND ACKNOWLEDGMENT

                The Code of Ethics, including any amendments, shall be distributed by the Chief Compliance Officer to all access persons required to submit holdings and transactions reports under this Code of Ethics (See Section 9(a)). Such access persons shall sign an Acknowledgement and Disclosure Statement, a copy of which is located in Appendix E, and return it to the Chief Compliance Officer.

Approved: August 9, 2001

Amended: March 15, 2004 and February 24, 2005

                                   APPENDIX A

              REPORTS REGARDING BENEFICIAL OWNERSHIP OF SECURITIES
                           AND SECURITIES TRANSACTIONS

                 ACCESS PERSONS OTHER THAN INDEPENDENT DIRECTORS

1.      INITIAL AND ANNUAL HOLDINGS REPORTS OF BENEFICIAL OWNERSHIP OF
        SECURITIES

        a. If you are not an Independent Director, you must provide the Chief Compliance Officer of the Company with a complete listing of all securities (including Fund Shares) you directly or indirectly beneficially own as of December 31 of each year. You must submit your initial report within 10 days of the date you first become an access person, and you must submit annual reports thereafter no later than 45 days after the end of each calendar year. The information included in the initial holdings report must be current as of a date no more than 45 days prior to the date you became an access person. A form of Report Regarding Securities Beneficially Owned is included with this Appendix A.

        b. You are not required to report your holdings under this Code of Ethics if you are required to report your holdings under the Adviser's Code of Ethics (See Section 9(a)).

2.      TRANSACTION REPORTS

        a.      QUARTERLY REPORTS:

                (i) If you are not an Independent Director, on a quarterly basis you must report transactions in securities and the name and address of any broker, dealer or bank with whom you maintain any account and in which securities are held for your direct or indirect benefit. You must submit your report to the Chief Compliance Officer of the Company no later than 30 days after the end of the calendar quarter in which the transactions to which the report relates were effected. A form of Quarterly Security Transactions Report is included with this Appendix A.

                (ii) If you had no reportable transactions during the quarter, you are still required to submit a report. Please note on your report that you had no reportable transactions during the quarter, and return it, signed and dated.

                (iii) You are not required to report your transactions under this Code of Ethics if you are required to report your transactions under the Adviser's Code of Ethics (See
                        Section 9(a)).

        b.      WHAT SECURITIES ARE COVERED UNDER YOUR QUARTERLY REPORTING
                OBLIGATION?

                You must report all transactions in a security in which you acquire direct or indirect beneficial ownership. This reporting obligation includes Transactions Directly or Indirectly Involving the Purchase or Sale of Fund Shares.

        c.      WHAT SECURITIES TRANSACTIONS MAY BE EXCLUDED FROM YOUR REPORT?

                You are not required to detail or list the following securities transactions on your report:

                (i) Purchase or sale of a security effected for any account over which you have no direct or indirect influence or control.

                (ii) Purchase or sale of a security effected pursuant to an automatic investment plan.

                (iii) Purchase of a security arising from the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, as long as you acquired these rights from the issuer, and sales of such rights so acquired.

                (iv) Purchase or sale of a security which is non-volitional on the part of a person, including purchase or sale upon exercise of puts and calls written by the person and sale from a margin account to a bona fide margin call.

                You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the security included in the report.

                 REPORT REGARDING SECURITIES BENEFICIALLY OWNED

Name of Reporting Person:   ________________________________________

Date:   _______________________________

                                                           Ticker                           Name of Broker, Dealer or
                                                        Symbol/CUSIP     No. of Shares/     Bank with Whom Account is
Name of Issuer   Title of Security   Type of Security      Number       Principal Amount            Maintained
--------------   -----------------   ----------------   -------------   -----------------   --------------------------





        If you do not beneficially own any securities, please check here. [ ]

        If you disclaim beneficial ownership of one or more securities reported above, please describe below and identify the securities.

        _______________________________________________________________________

        _______________________________________________________________________

        _______________________________________________________________________



-----------------------------------------                 ----------------------
                Signature                                         Date

                     QUARTERLY SECURITY TRANSACTIONS REPORT

Name of Reporting Person: _____________________________________________________

Calendar Quarter Ended:   _____________________________________________________

                                     Title of        No. of Shares,
                                   Security and    Principal Amount,                               Name of Broker,
                     Date of      Ticker Symbol    Interest Rate and      Type of                  Dealer or Bank
 Name of Issuer    Transaction   or CUSIP Number     Maturity Date      Transaction    Price    Effecting Transaction
---------------    -----------   ---------------   ------------------   -----------    ------   ----------------------





If you had no reportable transactions during the quarter, please check here.[ ]

If you disclaim beneficial ownership of one or more securities reported above, please describe below and identify the securities.

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Please provide the name and address of the broker, dealer and/or bank with whom you maintain an account and in which securities are held for your direct or indirect benefit; and the date the account was established:

_______________________________________________________________________________

_______________________________________________________________________________



------------------------------------------              -----------------------
             Signature                                         Date

                                   APPENDIX B

                    REPORTS REGARDING SECURITIES TRANSACTIONS

                              INDEPENDENT DIRECTORS

1.      INITIAL AND ANNUAL HOLDINGS REPORTS OF BENEFICIAL OWNERSHIP OF
        SECURITIES

                Independent Directors are not required to provide the Company with an initial or annual holdings report.

2.      TRANSACTION REPORTS

        a.      QUARTERLY TRANSACTION REPORTS.

                If you are an Independent Director, and if you engage in a securities transaction and you knew at the time of the transaction or, in the ordinary course of fulfilling your official duties as a Director, should have known, that during the 15 day period immediately preceding or following the date of your transaction, the same security was being considered for purchase or sale by the Company, you must submit a report of your security transaction to the Chief Compliance Officer of the Company no later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A Quarterly Security Transactions Report for use in reporting your securities transaction is included with this Appendix B.

                Note: The "should have known" standard does not:

                        o       imply a duty of inquiry;

                        o presume you should have deduced or extrapolated from discussions or memoranda dealing with the Company's investment strategies; or

                        o impute knowledge from your awareness of the holdings of the Company, market considerations, or investment policies, objectives and restrictions.

        b. WHAT SECURITIES AND ACCOUNTS ARE COVERED UNDER YOUR QUARTERLY REPORTING OBLIGATION?

                You must report all transactions in a security in which you acquire direct or indirect beneficial ownership if you had the actual or constructive knowledge described in part 2.a. above.

        c.      WHAT TRANSACTIONS MAY BE EXCLUDED FROM YOUR REPORT?

                You are not required to detail or list the following transactions on your quarterly report:

                (i) Purchases or sales effected for any account over which you have no direct or indirect influence or control.

                (ii) Purchase or sale of a security effected pursuant to an automatic investment plan.

                (iii) Purchases effected on the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, as long as you acquired these rights from the issuer, and sales of such rights so acquired.

                (iv) Purchases or sales which are non-volitional on the part of the person, including purchases or sales upon exercise of puts or calls written by the person and sales from a margin account to a bona fide margin call.

                (v) Transactions Directly or Indirectly Involving the Purchase or Sale of Fund Shares.

                You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the security included in the report.

                     QUARTERLY SECURITY TRANSACTIONS REPORT

Name of Reporting Person: _____________________________________________________

Calendar Quarter Ended:   _____________________________________________________

                                     Title of        No. of Shares,
                                   Security and    Principal Amount,                               Name of Broker,
                     Date of      Ticker Symbol    Interest Rate and      Type of                  Dealer or Bank
 Name of Issuer    Transaction   or CUSIP Number     Maturity Date      Transaction    Price    Effecting Transaction
---------------    -----------   ---------------   ------------------   -----------    -----    ----------------------





If you disclaim beneficial ownership of one or more securities reported above, please describe below and identify the securities.

_______________________________________________________________________________

_______________________________________________________________________________



----------------------------------------               -------------------------
              Signature                                          Date

                                   APPENDIX C

                                   DEFINITIONS

Access person includes any (i) Director or Officer of the Company, (ii) any director, officer or employee of the Adviser or the Company (or of any company in a control relationship to the Company or Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of securities by the Company, or whose functions relate to the making of any recommendations regarding the purchase or sale of securities by the Company, and (iii) any natural person in a control relationship to the Company or Adviser who obtains information concerning recommendations to the Company regarding the purchase or sale of securities by the Company.

Adviser is Independence Capital Management, Inc.

Automatic investment plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

Beneficial ownership means the same as it does under Section 16 of the Securities Exchange Act of 1934. You should generally consider yourself the "beneficial owner" of any securities (including Fund Shares) in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities (including Fund Shares) held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

Control means the same as it does under in Section 2(a)(9) of the 1940 Act.
Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. This presumption may be countered by the facts and circumstances of a given situation.

Employee of an entity is any person who is employed by the entity as an employee or who regularly performs services for the entity as a loaned employee provided by another entity.

Federal securities laws means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

Fund Shares means the securities issued by (i) the Company, (ii) any of its separate portfolios; or (iii) any other open-end management investment company (or portfolio thereof) advised by the Adviser or any person in a control relationship with the Adviser.

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High quality short-term debt instrument includes any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a nationally recognized statistical rating organization, or which is unrated but is of comparable quality.

Independent Director means a Director of the Company who is not an "interested person" of the Company within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended.

Initial public offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505 or rule 506 under the Securities Act of 1933.

Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

Security or Securities means the same as they do under Section 2(a)(36) of the 1940 Act, except that they do not include securities issued by the U.S. Government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements. In addition, shares issued by registered open-end mutual funds are excluded from the definition of the term "security" except that Fund Shares are deemed to be securities for purposes of Sections 1 through 5 of the Code and Appendix A of the Code.

A security held or to be acquired by the Company means any security which, within the most recent 15 days, (i) is or has been held by the Company, or (ii) is being or has been considered by the Adviser or the Company's sub-adviser for purchase by the Company.

A security is being purchased or sold by the Company from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Company until the program has been fully completed or terminated.

Transactions Directly or Indirectly Involving the Purchase or Sale of Fund Shares include: (i) transactions in variable annuity contracts or variable life insurance policies for which a Fund serves as an investment option; and (ii) transactions in retirement and other benefit type plans (such as 401(k) plans) for which a Fund serves as an investment option. In certain places in this Code, where the context allows, the term "Transaction" may be used instead of the term "Transaction Directly or Indirectly Involving the Purchase or Sale of Fund Shares."

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                                   APPENDIX D

                             PENN SERIES FUNDS, INC.

                           PRE-CLEARANCE REQUEST FORM

Name of Person Requesting Pre-clearance:  _____________________________________

Name(s) of Account(s)
for Which Pre-clearance is Requested:  ________________________________________

Name of Issuer: ___________________________________________________

Title (Description) of Security:

__________________________________________________

Number of Shares or Principal Amount:  _______________________________________

Pre-clearance Granted:  ______________   Pre-clearance Denied:  _______________


                                             -----------------------------------
                                                   Chief Compliance Officer

Date:  ______________________

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                                   APPENDIX E

                             PENN SERIES FUNDS, INC.

                                 CODE OF ETHICS

                    ACKNOWLEDGEMENT AND DISCLOSURE STATEMENT

Please complete, date, sign and return this acknowledgement and disclosure statement to the Chief Compliance Officer of the Penn Series Funds, Inc.

1.      I acknowledge receipt of the Code of Ethics, as amended.

2. I have read and understand the Code of Ethics and agree to comply with its terms.

3. I understand that a violation of the Code of Ethics may be considered ground for termination of my employment or other disciplinary actions by Penn Series Funds, Inc. and that a violation may also lead to regulatory sanctions or civil or criminal liability.



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                                                              Signature



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                                                           Type or Print Name



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                                                                Title



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                                                                 Date

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